EXHIBIT 2 (a)

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                             AGREEMENT AMONG FILERS

     The undersigned filers (the "Filers") hereby agree as follows:

     WHEREAS, Vance, Teel & Company, Ltd. has purchased depositary units of limited partnership interest of Corporate Realty Income Fund I, L.P.; and

     WHEREAS, the Filers are obligated to file Statements on Schedule 13G with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

     NOW,  THEREFORE,  the undersigned  hereby agree that a single  Statement on
Schedule 13G be filed with the SEC on behalf of each of them.


Dated:  August 26, 1999                 VANCE, TEEL & COMPANY, LTD.

                                        BY:  VANCE CAPITAL CORPORATION,
                                             General Partner


                                             BY:  /s/ Robert F. Gossett, Jr.
                                                  -----------------------------
                                                  Robert F. Gossett, Jr.,
                                                  Managing Director


Dated:  August 26, 1999                 VANCE CAPITAL CORPORATION


                                             BY:  /s/ Robert F. Gossett, Jr.
                                                  -----------------------------
                                                  Robert F. Gossett, Jr.,
                                                  Managing Director


Dated:  August 26, 1999                      /s/ Robert F. Gossett, Jr.
                                             ----------------------------------
                                             Robert F. Gossett, Jr.


Dated:  August 26, 1999                      /s/ Pauline G. Gossett
                                             ----------------------------------
                                             Pauline G. Gossett